CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 20, 2024, with respect to the financial statements of Allspring Managed Account CoreBuilder Shares – Series EM, one of the funds comprising Allspring Funds Trust, as of October 31, 2024, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
February 24, 2025